UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2015

PERRY ELLIS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Florida	0-21764	59-1162998
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 N.W. 107th Avenue
Miami, Florida	33172
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 592-2830

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

The annual meeting of shareholders of Perry Ellis International, Inc. (the “Company”) was held on Friday, July 17, 2015. There were present, in person or by proxy, holders of 14,862,755 shares of common stock, or 95.2% of all shares eligible to vote.

Proposal 1: Oscar Feldenkreis, Bruce J. Klatsky and Michael W. Rayden were elected to the Board of Directors for a term of three years.

Name	For	Withheld	Broker Non-Votes
Oscar Feldenkreis	10,854,607	2,241,614	1,766,534
Bruce J. Klatsky	12,461,392	634,829	1,766,534
Michael W. Rayden	12,461,392	634,829	1,766,534

Proposal 2: The shareholders approved the Company’s executive compensation in a non-binding advisory vote (“say on pay vote”). The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
11,314,166	1,703,433	78,622	1,766,534

Proposal 3: The shareholders approved the Company’s 2015 Long-Term Incentive Compensation Plan, which is an amendment and restatement of the Company’s 2005 Long-Term Incentive Compensation Plan, as amended and restated. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
11,021,906	1,993,382	80,933	1,766,534

Proposal 4: The shareholders ratified the Audit Committee’s appointment of PricewaterhouseCoopers LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending January 30, 2016. The voting results were as follows:

For	Against	Abstentions
14,838,602	10,083	14,070

Proposal 5: The shareholders approved a non-binding shareholder proposal regarding the declassification of the Board of Directors. The voting results were as follows:

For	Against	Abstentions	Broker Non-Votes
7,780,396	3,399,881	1,915,944	1,766,534

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRY ELLIS INTERNATIONAL, INC.

Date: July 20, 2015	By:	/s/ Cory Shade
Cory Shade Executive Vice President, Secretary and General Counsel